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EXHIBIT 1

Notice of Annual Meeting of Shareholders of Petro-Canada

The Annual Meeting of Shareholders of Petro-Canada will be held on Tuesday, April 29, 2003 at 11:00 a.m. (MST) in the Crystal Ballroom of the Fairmont Palliser Hotel, 133 - 9th Avenue S.W., Calgary, Alberta.

    The meeting will have the following purposes:

  •
  to receive the consolidated financial statements of the Corporation for the year ended December 31, 2002 together with the report of the auditors;
  •
  to elect Directors of the Corporation to hold office until the close of the next annual meeting;
  •
  to appoint auditors of the Corporation to hold office until the close of the next annual meeting;
  •
  to consider the shareholder proposals as set out in Schedule "B" to the Management Proxy Circular; and
  •
  to transact such other business as may properly be brought before the meeting or any continuation of the meeting after an adjournment.

    The accompanying Management Proxy Circular provides detailed information relating to the matters to be dealt with at the meeting and forms part of this Notice.

    Shareholders who cannot attend in person, or who are attending but prefer the convenience of expressing their vote in advance, may vote by Proxy. Detailed instructions on how to complete and return proxies are provided on pages 4-6 of the Management Proxy Circular. To be effective, the completed Form of Proxy must be received by the Corporation's transfer agent and registrar, CIBC Mellon Trust Company ("CIBC Mellon"), at 600 The Dome Tower, 333 - 7th Ave. S.W., Calgary, Alberta, T2P 2Z1, by 11:00 a.m. (MST), by Friday, April 25, 2003.

    Shareholders registered at the close of business on March 13, 2003, will be entitled to receive notice of and vote at the meeting.

By order of the Board of Directors of Petro-Canada
W. A. (Alf) Peneycad
Vice-President, General Counsel
and Corporate Secretary

March 6, 2003
Calgary, Alberta

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EXHIBIT 1
  Notice of Annual Meeting of Shareholders of Petro-Canada